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                                                                    EXHIBIT 17.1

                               [FORM OF PROXY CARD]
                        FRANK RUSSELL INVESTMENT COMPANY
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON OCTOBER 3, 2003

                                   [FUND NAME]

The undersigned, having received Notice of the October 3, 2003 Special Meeting of Shareholders and the related proxy statement, and hereby revoking all Proxies heretofore given with respect to shares to be voted at this Special Meeting, hereby appoints each of David Craig, Greg Lyons, Mary Beth Rhoden and Mark Swanson, or any of them, as Proxies of the undersigned with power to act without the others and with full power of substitution, to vote on behalf of the undersigned as indicated on this proxy card all of the shares in the funds of Frank Russell Investment Company ("FRIC") which the undersigned is entitled to vote at the Special Meeting of the Shareholders of FRIC to be held on October 3, 2003, at __:__ Pacific Time, at the offices of FRIC located at 909 A Street, Tacoma, Washington, and at any adjournment or postponement thereof, as fully as the undersigned would be entitled to vote if personally present as indicated on this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE FUNDS' BOARD OF TRUSTEES. Shares will be voted as you specify. The Board of Trustees of Frank Russell Investment Company Recommends That You Vote For Each Proposal. IF THIS PROXY CARD IS SIGNED, DATED AND RETURNED WITH NO CHOICE INDICATED AS TO ONE OR MORE PROPOSALS ON WHICH SHARES REPRESENTED BY THIS PROXY CARD ARE ENTITLED TO BE VOTED, SUCH SHARES SHALL BE VOTED FOR EACH SUCH PROPOSAL. The Proxies are Authorized in Their Discretion to Transact Such Other Business as May Properly Come Before the Special Meeting or any Adjournment or Postponement Thereof. If you vote via the internet, do not return this proxy card.

                    VOTE VIA THE INTERNET: https://vote.proxy-direct.com
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                    CONTROL NUMBER: 999 9999 9999 999
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                    NOTE: Please sign exactly as your name appears on this Proxy and date. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.


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                    Signature

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                    Signature (if held jointly)

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                    Date                                              EIF_13228


                      EVERY SHAREHOLDER'S VOTE IS IMPORTANT


                        PLEASE SIGN, DATE AND RETURN YOUR
                                   PROXY TODAY

                  Please detach at perforation before mailing.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS.  Example: [ ]


1.   For Shareholders of Equity Income Fund            FOR    AGAINST    ABSTAIN
     only, to approve a Plan of                        [ ]      [ ]        [ ]
     Reorganization for Equity Income Fund
     and Select Value Fund ("Value Fund"),
     each a sub-trust of FRIC, providing that
     (i) Equity Income Fund would transfer to
     Value Fund all or substantially all
     of its assets in exchange for shares
     of Value Fund and the assumption by
     Value Fund of Equity Income Fund's
     liabilities, (ii) such shares of Value
     Fund would be distributed to
     Shareholders of Equity Income Fund in
     liquidation of Equity Income Fund, and
     (iii) Equity Income Fund would
     subsequently be dissolved;

2.   For shareholders of Equity III Fund               [ ]      [ ]        [ ]
     only, to approve a Plan of
     Reorganization for Equity III Fund and
     Value Fund, each a sub-trust of FRIC,
     providing that (i) Equity III Fund would
     transfer to Value Fund all or substantially
     all of its assets in exchange for shares
     of Value Fund and the assumption by
     Value Fund of Equity III Fund's liabilities,
     (ii) such shares of Value Fund would be
     distributed to Shareholders of Equity III
     Fund in liquidation of Equity III Fund, and
     (iii) Equity III Fund would subsequently
     be dissolved;
                                                       FOR    WITHHOLD   FOR ALL
3.   For shareholders of Equity Income Fund and        ALL      ALL      EXCEPT
     Equity III Fund, to elect three members of        [ ]      [ ]        [ ]
     the Board of Trustees of FRIC.

     Nominees:  (1) Julie W. Weston
                (2) Michael J.A. Phillips
                (3) Daniel P. Connealy

     Instruction: To withhold authority to vote for any
                  individual nominee mark "For All
                  Except" and write the name(s) on the
                  line immediately below.



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               EVERY SHAREHOLDER'S VOTE IS IMPORTANT! PLEASE SIGN,
                     DATE AND RETURN YOUR PROXY CARD TODAY!